Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                          For the Month of June 2000
                       Distribution Date of July 17, 2000
                            Servicer Certificate #39

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                  $72,015,896.82
Beginning Pool Factor                                        0.1476514

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $5,371,049.06
     Interest Collected                                    $571,834.42

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $506,889.99
Total Additional Deposits                                  $506,889.99

Repos / Chargeoffs                                         $178,546.49
Aggregate Number of Notes Charged Off                              197

Total Available Funds                                    $6,283,774.43

Ending Pool Balance                                     $66,632,300.31
Ending Pool Factor                                           0.1366136

Servicing Fee                                               $60,013.25

Repayment of Servicer Advances                             $165,999.04

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,480,896.86
     Target Percentage                                          10.00%
     Target Balance                                      $6,663,230.03
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                   ($50,619.40)
     Ending Balance                                      $9,430,277.46

Current Weighted Average APR:                                   9.682%
Current Weighted Average Remaining Term (months):                18.08

Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days          $1,040,093.42       708
                                 31 - 60 days           $324,292.38       203
                                 60+  days              $503,107.65       102

     Total:                                           $1,867,493.45       739

     Balances:                   60+  days            $2,474,696.89       102

Memo Item - Reserve Account
     Prior Month                                      $8,998,118.88
+    Invest. Income                                      $50,619.40
+    Excess Serv.                                       $432,158.58
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,480,896.86

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of June 2000

                                                                                 NOTES
                                                           (Money Market)
                                             TOTAL           CLASS A - 1       CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                        $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%            100.00%             0.00%
     Coupon                                                        5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                   $72,015,896.82
Ending Pool Balance                      $66,632,300.31

Collected Principal                       $5,205,050.02
Collected Interest                          $571,834.42
Charge - Offs                               $178,546.49
Liquidation Proceeds / Recoveries           $506,889.99
Servicing                                    $60,013.25
Cash Transfer from Reserve Account                $0.00
Total Collections Avail for Debt Service  $6,223,761.18

Beginning Balance                        $72,015,896.82             $0.00              $0.00     $54,515,896.82    $17,500,000.00

Interest Due                                $408,006.09             $0.00              $0.00        $306,651.92       $101,354.17
Interest Paid                               $408,006.09             $0.00              $0.00        $306,651.92       $101,354.17
Principal Due                             $5,383,596.51             $0.00              $0.00      $5,383,596.51             $0.00
Principal Paid                            $5,383,596.51             $0.00              $0.00      $5,383,596.51             $0.00

Ending Balance                           $66,632,300.31             $0.00              $0.00     $49,132,300.31    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.0000             0.2792            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                       $5,791,602.60             $0.00              $0.00      $5,690,248.43       $101,354.17

Interest Shortfall                                $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                              $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                            $432,158.58
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance            $9,480,896.86
(Release) / Draw                            ($50,619.40)
Ending Reserve Acct Balance               $9,430,277.46

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of June 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                        5                      4                  3                   2                  1
                                     Feb-00                 Mar-00             Apr-00              May-00              Jun-00
Beginning Pool Balance          $101,082,302.70        $94,037,662.68      $84,209,227.43      $78,474,322.06      $72,015,896.82

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                   $323,696.19         $1,765,055.01         $604,908.32         $457,841.20         $178,546.49
    Recoveries                      $272,932.80           $296,984.42         $258,904.11          $41,839.08         $506,889.99

Total Charged Off (Months 5, 4, 3)                      $2,693,659.52
Total Recoveries (Months 3, 2, 1)                         $807,633.18
Net Loss / (Recoveries) for 3 Mos                       $1,886,026.34 (a)

Total Balance (Months 5, 4, 3)                        $279,329,192.81 (b)

Loss Ratio Annualized  [(a/b) * (12)]                         8.1024%

Trigger:  Is Ratio > 1.5%                                         Yes
                                                                               Apr-00              May-00              Jun-00

B)   Delinquency Trigger:                                                   $3,132,698.45       $1,989,267.73       $2,474,696.89
     Balance delinquency 60+ days                                                3.72014%            2.53493%            3.43632%
     As % of Beginning Pool Balance                                              4.39976%            3.40413%            3.23046%
     Three Month Average

Trigger:  Is Average > 2.0%                                       Yes

C)   Noteholders Percent Trigger:                             1.8861%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                        No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer